SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2005

VISEON, INC.

(Exact name of registrant as specified in its Charter)

Nevada	0-27106	41-1767211

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8445 Freeport Parkway, Suite 245, Irving, Texas		75063

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 906-6300

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(d)	Appointment of Director.

      On March 29, 2005, Viseon appointed Geoffrey Gerard to its Board of Directors, effective immediately.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Amendment of Bylaws.

      On March 29, 2005, Viseon amended its Bylaws to divide the members of its Board of Directors into three classes: Class I, Class II and Class III, effective as of the date of Viseon’s 2005 Annual Meeting of Stockholders. The initial member of Class I shall hold office for a term to expire at the Annual Meeting of the Stockholders to be held in 2006; the initial members of Class II shall hold office for a term to expire at the Annual Meeting of the Stockholders to be held in 2007; the initial members of Class III shall hold office for a term to expire at the Annual Meeting of the Stockholders to be held in 2008, and in the case of each class, the directors shall hold office until their respective successors are duly elected and qualified. At each annual election of directors commencing with the 2006 Annual Meeting of Stockholders, the directors elected to succeed those directors whose terms then expire shall be elected to the same class as their predecessors and shall hold office for a term to expire at the third Annual Meeting of the Stockholders after their election, and until their respective successors are duly elected and qualified. Prior to the amendment, the Bylaws provided that directors be elected at each Annual Meeting of the Stockholders.

ITEM 7.01 REGULATION FD DISCLOSURE.

      On March 31, 2005, Viseon issued a press release announcing the appointment of Geoffrey Gerard to its Board of Directors, effective immediately. The press release is attached as Exhibit 99.1 to this Report.

Limitation on Incorporation by Reference: In accordance with general instruction B.2 of Form 8-K, the information in this report is furnished under Item 9 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits. The following is filed as an exhibit to this Report.

99.1	Viseon, Inc. Press Release, dated March 31, 2005

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISEON, INC. (Registrant)
Date: March 31, 2005	By:	/s/ John C. Harris
John C. Harris,
President and Chief Executive Officer

EXHIBIT INDEX

Number	Description
99.1	Viseon, Inc. Press Release dated March 31, 2005